FLIR Systems Acquires Prox Dynamics for $134 Million

Acquisition adds unique nano-drone unmanned aerial systems leveraging Lepton capabilities to Surveillance product range

WILSONVILLE, OR -- (Marketwired - November 30, 2016) - FLIR Systems, Inc. (NASDAQ: FLIR) announced today that it has acquired Prox Dynamics AS, a leading developer and manufacturer of nano-class unmanned aerial systems (UAS) for military and para-military intelligence, surveillance, and reconnaissance applications, for approximately $134 million in cash.

Based in Oslo, Norway and founded in 2007 by pioneers in nano helicopter technologies, Prox Dynamics develops, manufactures, and distributes aerial sensors that are revolutionarily small, light, and covert surveillance systems. Prox Dynamics' Personal Reconnaissance System (PRS) features their Black Hornet aerial sensor and a hand controller, a system that is pocket sized and hand-launched by a soldier in the field, enabling a significant advantage in situational awareness and mission planning. The Black Hornet aerial sensor utilizes FLIR's Lepton micro thermal camera, visible spectrum cameras, advanced low-power rotor technology, and proprietary software for flight control, stabilization, and communications. The Black Hornet helicopter is one of the lightest, stealthiest, and safest drones in the market, offering a highly advanced, lifesaving surveillance solution for traditional military forces and special operations forces. Weighing less than one ounce, the Black Hornet helicopter can fly for up to 25 minutes at line-of-sight distances of up to one mile.

The addition of the Prox Dynamics business will augment FLIR's Surveillance segment by extending FLIR's Airborne sensor product line and fully leveraging Lepton technology. FLIR intends to invest in optimizing the PRS platform to further enhance the range, cost, flexibility, and performance of the system. The Prox Dynamics team will benefit from close interaction with FLIR's thermal sensor development group as well as the ability to leverage FLIR's brand, distribution, and customer support infrastructure to better serve a global base of users. The business will become FLIR's Unmanned Aerial Systems (UAS) line of business operating within the Surveillance segment.

"This acquisition adds a unique unmanned aerial systems capability to our portfolio. The Prox Dynamics team has created a highly-differentiated solution, incorporating our Lepton sensor, for advanced intelligence, surveillance, and reconnaissance that fits well with our vision for growth for our Surveillance segment," said Andy Teich, President and CEO of FLIR. "The team at Prox Dynamics operates with a commercial mindset, which is a great fit for FLIR's 'commercially developed, military qualified,' or 'CDMQ,' operating philosophy. We are excited to welcome the Prox Dynamics team to FLIR and look forward to working together to further advance this remarkable system capability."

FLIR anticipates the business and related transaction costs will be approximately $0.01 dilutive to its 2016 earnings per share.

About FLIR Systems
FLIR Systems, Inc. is a world leader in the design, manufacture, and marketing of sensor systems that enhance perception and awareness. FLIR's advanced thermal imaging and threat detection systems are used for a wide variety of imaging, thermography, and security applications, including airborne and ground-based surveillance, condition monitoring, research and development, manufacturing process control, search and rescue, drug interdiction, navigation, transportation safety, border and maritime patrol, environmental monitoring, and chemical, biological, radiological, nuclear, and explosives (CBRNE) detection. For more information, go to FLIR's web site at www.FLIR.com.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including but not limited to: the expected benefits of FLIR's acquisition of Prox Dynamics and the expected effects on FLIR's consolidated financial results and business performance following the acquisition. Forward-looking statements may contain words such as "anticipates," "estimates," "expects," "intends," and "believes" and similar words and expressions and include the assumptions that underlie such statements. Such statements are based on current expectations, estimates, and projections based, in part, on potentially inaccurate assumptions made by management. These statements are not guarantees of future performance and involve risks and uncertainties that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements due to numerous factors, including the following: the ability of FLIR to integrate the new business and products into its business, the retention of existing customers, suppliers, partners, and employees of Prox Dynamics, the adoption by new and existing customers of the new product offering, and other risks discussed from time to time in FLIR's Securities and Exchange Commission filings and reports. In addition, such statements could be affected by general industry and market conditions and growth rates, and general domestic and international economic conditions. Such forward-looking statements speak only as of the date on which they are made and FLIR does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this release, or for changes made to this document by wire services or Internet service providers.

Media Contact
Tim McDowd
503-498-3146
tim.mcdowd@flir.com

Investor Relations
Shane Harrison
503-498-3547
shane.harrison@flir.com